Exhibit 99.1

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First Quarter 2022 Managed Case Volume Increased Approximately 83% to 5,100

Quarterly Record Cash Collection

DENVER, May 16, 2022 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, reported financial results for the first quarter ended March 31, 2022.

Key Financial Metrics (in thousands of USD)	1Q'22	1Q'21
Revenue	$ 4,701	$ 4,765
Gross Profit	824	2,233
Total operating expenses	4,751	3,752
Adjusted EBITDA	(1,661)	(978)

*- See Explanation of Non-GAAP Financial Measures below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Key Operational Metrics	1Q'22	1Q'21
Remote Neurology Managed Cases	1,303	-
Total Managed Cases	5,113	2,794

* Remote neurology managed cases began in 2Q’21

First Quarter 2022 Financial Summary vs. First Quarter 2021

●	Total revenue was $4.7 million versus $4.8 million
●	Managed cases increased approximately 83% to 5,100 versus 2,800
●	Net loss of ($2.5) million versus ($1.2) million
●	Adjusted EBITDA was ($1.7) million versus ($1.0) million
●	Net loss per diluted share of ($0.19) versus ($0.11)
●	General and administrative expenses were $4.2 million compared to $3.1 million, primarily reflecting employee headcount from growth and M&A
●	Cash collected on Assure-owned professional and technical services entities was a record $5.6 million versus $3.1 million
●	Total cash collected was a record $7.2 million versus $6.2 million

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●	Assure recorded reserves of approximately $4.4 million in the first quarter of 2022; this reflects Company policy to automatically reserve receivables aged twenty-four months, and was netted against current quarter revenue; Gross revenue prior to our pricing concessions was $9.2 million

See “Explanation of Non-GAAP Financial Measures” below for an explanation of Adjusted EBITDA and a reconciliation to GAAP financial measures

Management Commentary

“The Company delivered on a number of milestones in the first quarter including a quarterly record for both collections and managed case volume as well as continued stability in our out-of-network revenue accrual rates,” said John A. Farlinger, Assure’s executive chairman and CEO. “We expect to continue advancing our key corporate objectives: scaling our platform through both organic growth and M&A, developing an in-network revenue stream, improving the performance of Assure’s billing and collection function and becoming a recognized clinical care leader in the IONM industry.”

“Regretfully, Assure’s first quarter results were negatively impacted by a bad debt accounting charge of $4.4 million associated with longstanding Company policy to reserve receivables that have aged twenty-four months. A tactical team has been established to pursue these reserved claims, and ultimately, we anticipate recovering a share of the receivables. Given the lengthy ramp-up period in working these aged claims, we anticipate that there will also be a bad debt charge in the second quarter; smaller than what we reported in the first quarter, but still a material impact. We expect the magnitude will be reduced and the impact will sharply decline in the second half of 2022. As of March 31, 2022, we are collecting approximately 65% of accounts receivable generated from 100% owned Assure entities in the first six months after they were issued and 85% in the first twelve months after issuance, both of which represent a significant improvement in velocity of cash collections.”

“Given the underlying strength of the business and our much improved collection of newer claims, we anticipate positive Adjusted EBITDA for full-year 2022, anchored by strong revenue growth, managed case volume expansion, stable accrual rates and our ramping remote neurology platform, as we seek to reach our goal of becoming operating cash flow positive on a full-year basis.”

“Assure’s business is evolving as we transform from utilizing a one-to-one model as an operating room provider of the technical component of IONM to a Company primarily driven by delivering remote neurology services in a far more scalable one-to-many model through the professional component of IONM. We are pleased with our progress in scaling remote neurology services, which drives higher profit on every case we perform and creates a new revenue stream for the Company.”

“In addition, we are gaining traction on our objective to pursue facilities-based contracts, securing new agreements with group purchasing organizations Yankee Alliance and Conductiv. We were also pleased to organically expand our operational footprint to Minnesota.”

Assure has filed its quarterly financial statements on Form 10-Q with the SEC at www.sec.gov and the Company website.

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

Operational Guidance

The Company is forecasting more than 25,000 total managed cases for fiscal year 2022, a record number of managed cases representing an increase of more than 40% compared with 2021 volume. The guidance reflects our forecasted impact of COVID-19, but not a substantial future disruption relating to the pandemic.

Conference Call

The Company will hold a conference call today, May 16, 2022, at 4:30 p.m. Eastern Time to discuss its first quarter 2022 results.

The live webcast of the conference call and related presentation slides can be accessed at ir.assureneuromonitoring.com/news-events/ir-calendar. An audio-only option is available by following the dial-in instructions below. Investors who opt for audio-only will need to download the related slides at ir.assureneuromonitoring.com/company-information/presentations.

Date: Monday, May 16, 2022
Time: 4:30 p.m. Eastern Time (2:30 p.m. Mountain Time)
Toll-free dial-in number: 1-877-300-8521
International dial-in number: 1-412-317-6026
Conference ID: 10166941

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

A replay of the conference call will be available after 7:30 p.m. Eastern Time on the same day through May 30, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10166941

Explanation of Non-GAAP Financial Measures

Explanation of Non-GAAP Financial Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) such as Adjusted EBITDA. We define EBITDA as net income/(loss) before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items: share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. We exclude share-based compensation because this represents a

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity. We exclude gain on payroll protection program loan and gain on extinguishment of acquisition debt because these are non-recurring items, and we believe their inclusion is not representative of operating performance. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA is an appropriate measure in evaluating the Company’s operating performance. Management uses Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (as determined under GAAP), as an indicator of financial performance or to cash flow from operating activities (as determined under GAAP) or as a measure of liquidity and cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt to compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures presented below and not rely on any single financial measure to evaluate our business.

Key Performance Metrics

This announcement contains key performance metrics that management of the Company utilizes to determine operational performance from period to period. These metrics include managed cases and remote neurology managed cases. We define managed cases as all technical cases Assure performs and any cases where the professional bill is from a 100% owned Assure entity and excludes cases when a global bill is presented and we calculate it based on bills presented during the relevant measurement period. We define remote neurology managed cases as a subset of managed cases where Assure’s remote neurology platform is utilized and billed. Management believes that managed cases and remote neurology managed cases are important measures of the Company’s operational performance because they are a consistent measurement to evaluate patient revenue streams.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

exceptional surgical care and a positive patient experience. For more information, visit the company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. Forward-looking statements include, but are not limited to, management’s expectation of continued improvement in revenue and profitability, continued increases in managed cases and market share, execution of management key objectives of scaling Assure’s platform through both organic growth and M&A, development of an in-network revenue stream, improving the performance of Assure’s billing and collections function and becoming a recognized clinical care leader in the IONM industry, the planned roll out of Assure’s remote neurology services and the potential to scale Assure’s remote neurology offering. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; unfavorable economic conditions could have an adverse effect on our business; risks related to increased leverage resulting from incurring additional debt; the policies of health insurance carriers may affect the amount of revenue we receive; our ability to successfully market and sell our products and services; we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; our ability to adequately forecast expansion and the Company’s management of anticipated growth; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

SCHEDULE A

ASSURE HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands of Dollars)

	March 31,	December 31,
	2021	2021
ASSETS
Current assets
Cash	$1,661	$4,020
Accounts receivable, net	26,459	27,810
Income tax receivable	157	136
Other current assets	399	151
Due from MSAs	5,952	5,886
Total current assets	34,628	38,003
Equity method investments	495	525
Fixed assets	81	85
Operating lease right of use asset	876	956
Finance lease right of use asset	701	743
Intangibles, net	3,536	3,649
Goodwill	4,448	4,448
Total assets	$44,765	$48,409
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,661	$2,194
Current portion of debt	—	515
Current portion of lease liability	743	702
Current portion of acquisition liability	306	306
Total current liabilities	3,710	3,717
Lease liability, net of current portion	1,350	1,482
Debt, net of current portion	12,207	13,169
Acquisition liability	408	459
Fair value of stock option liability	2	25
Deferred tax liability, net	264	601
Total liabilities	17,941	19,453

SHAREHOLDERS’ EQUITY
Common stock	13	13
Additional paid-in capital	43,714	43,387
Accumulated deficit	(16,903)	(14,444)
Total shareholders’ equity	26,824	28,956
Total liabilities and shareholders’ equity	$44,765	$48,409

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands of Dollars, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue
Technical services	$1,396	$3,133
Professional services	2,473	314
Other	832	1,318
Total revenue	4,701	4,765
Cost of revenues	3,877	2,532
Gross margin	824	2,233
Operating expenses
General and administrative	4,241	3,132
Sales and marketing	252	335
Depreciation and amortization	258	285
Total operating expenses	4,751	3,752
Loss from operations	(3,927)	(1,519)
Other income (expenses)
Income (loss) from equity method investments	5	(23)
Gain on Paycheck Protection Program loan forgiveness	1,665	—
Other income (expense), net	38	(3)
Accretion expense	(170)	(95)
Interest expense, net	(407)	(18)
Total other expense	1,131	(139)
Loss before income taxes	(2,796)	(1,658)
Income tax benefit	337	427
Net loss	$(2,459)	$(1,231)
Loss per share
Basic	$(0.19)	$(0.11)
Diluted	$(0.19)	$(0.11)
Weighted average number of shares used in per share calculation – basic	12,919,002	11,307,542
Weighted average number of shares used in per share calculation – diluted	12,919,002	11,307,542

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS

(in thousands of Dollars)

(unaudited)

	Three Months Ended March 31,
	2022	2021
EBITDA
Net Income (loss)	($ 2,459)	($ 1,231)
Interest expense	407	18
Accretion expense	170	95
Income tax	(337)	(427)
Depreciation and amortization	258	285
EBITDA	(1,961)	(1,260)
Stock-based compensation	323	279
Provision for option liability	(23)	3
Adjusted EBITDA	($ 1,661)	($ 978)

7887 E. Belleview Ave

Suite 500

Greenwood Village, CO 80111

(720)287-3093

ASSURE HOLDINGS CORP.

TOTAL MANAGED CASES

Total Managed Cases
	2020	2021
1Q	5,113	2,794